Exhibit 99.1

IRIDIZE LTD.

2018 EQUITY INCENTIVE PLAN

1.Purposes of the Plan. The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

2.Definitions. As used herein, the following definitions shall apply:

(a)"Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b)"Affiliate" means any “employing company” within the meaning of Section 102(a) of the Ordinance, as they may be from time to time

(c)"Applicable Laws" means the requirements relating to the administration of equity incentive plans under Israel's Companies Law 5759-1999, Israeli tax laws, Israel's securities laws, any stock exchange or quotation system on which the Shares are listed or quoted and any other applicable laws of any country or jurisdiction where Options are granted under the Plan, each as amended form time to time and the rules and regulations promulgated thereunder.

(d)"Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.

(e)"Board" means the Board of Directors of the Company.

(f)"Capital Gain Award (CGA)" means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(g)"Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(h)"Company" means Iridize Ltd., a company organized under the laws of the State of Israel.

(i)"Consultant" means any person who is, or has been, engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity, or a former employee of the Company.

(j)"Director" means a member of the Board.

(k)"Date of Grant" means, the date of grant of an Option, as determined by the Board and set forth in the Optionee's Option Agreement.

(l)"Employee" means any person, including officers of the Company (within the meaning of the Israeli Companies Law 5759-1999, as amended, and the rules and regulations promulgated thereunder) and Directors, employed by the Company or by any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, Parents or Subsidiary, as the case may be or (ii) transfers between locations of the Company or between the Company, any Parent or any Subsidiary. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(m)“Fair Market Value" means, as of any date, the value of a Share determined as follows:

(i)If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange or the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n)"Merger/Sale" means (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the Company, or an acquisition by a shareholder of the Company or by an affiliate of such shareholder, of all the shares of the Company held by other shareholders or by other shareholders who are not affiliated with such acquiring party; (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation; (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation; or (v) such other transaction that is determined by the Committee to be a transaction having a similar effect.

(o)"Option" means a share option granted pursuant to the Plan.

(p)"Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(q)"Optioned Shares" means the Shares subject to an Option.

(r)"Optionee" means the holder of an outstanding Option granted under the Plan.

(s)"Ordinance" means the Israeli Income Tax Ordinance (New Version), 1961, and regulations, rules and orders of procedures promulgated thereunder.

(t)"Plan" means this 2018 Equity Incentive Plan.

(u)"Repurchaser" means (i) the Company, if permitted by Applicable Laws; (ii) if the Company is not permitted by law, then any affiliate or subsidiary of the Company; or (iii) if the majority of the Board of Directors of the Company so decide, any other third party or parties designated by the Board of Directors, provided in no case shall the Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by Applicable Laws.

(v)"Section 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(w)"Service Provider" means an Employee, Director or Consultant.

(x)"Share" means a share of the Company's Ordinary Shares having a nominal value of NIS 0.01, as adjusted in accordance with Section 11 below.

(y)"Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

(z)"Unapproved 102 Option" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee

(aa)“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

3.Shares Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to options and sold under the Plan is as shall be determined by the Board. The Shares may be authorized, but unissued, or acquired by the Repurchaser.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.Administration of the Plan.

(a)Procedure. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii)to select the Service Providers to whom Options may from time to time be granted hereunder;

(iii)to determine the number of Shares to be covered by each such Option granted hereunder;

(iv)to approve forms of agreement for use under the Plan;

(v)to determine the terms and conditions of any Option granted hereunder;

(vi)to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Shares;

(vii)to reduce the exercise price of any Option to the then current Fair Market Value, if the Fair Market Value of the Shares covered by such Option has declined since the date the Option was granted;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix)designate the type of Options for tax purposes;

(x)subject to Applicable Laws, to allow Optionees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Laws, withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to  be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi)to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c)The Administrator shall have full power and authority to: (i) alter any restrictions and conditions of any Options or Shares subject to any Options; (ii) interpret the provisions and supervise the administration of the Plan; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the Purchase Price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the Plan; and (vi) make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

(e)Grants to Committee Members. If the Administrator is a committee appointed by the Board, the grant of options under the Plan to members of such committee, if any, shall be made  by  the  Board  and  not  by  such  committee.  Anything  in  this  Plan  to  the  contrary not withstanding, all grants of Options to Directors and office holders - "Nosei Misra"- as such term is defined in the Israeli Companies Law, 5759-1999, as amended from time to time (the "Companies Law"), shall be authorized and implemented only in accordance with the provisions of the Companies Law.

5.Eligibility.

(a)Options may be granted to Service Providers.

(b)The Plan shall not confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company or a parent or subsidiary of the Company, nor shall it interfere in any way with his or her right or the Company's right, or the right of the Company's Parent or Subsidiary, to terminate such relationship at any time, with or without cause.

6.Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years after the earlier of its adoption by the Board or by the Company's Shareholders, unless sooner terminated under Section 13 of the Plan.

7.Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the Date of Grant thereof.

8.Option Exercise Price and Consideration.

(a)The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator;

(b)The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. To the extent that the consideration paid for the Shares is denominated in a currency other than New Israeli Shekels, the exchange rate to be used to obtain a New Israeli Shekel value of such consideration shall be according to the Representative Rate of the U.S. dollar published by the Bank of Israel and known on the date of exercise of the Option. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.Exercise of Option.

(a)Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Laws, the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of 1Shares as to which the Option is exercised.

(b)Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of reference to a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the unvested portion of the Option shall immediately expire and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the foregoing, unless provided otherwise in the Option Agreement, in case the employment of an Optionee is terminated for "Cause" (as defined below) any Option (vested and unvested) of such Optionee shall expire immediately upon the termination of Optionee's engagement with the Company.

A termination for “Cause” is a termination due to (i) the Optionee being charged of any felony; or (ii) the Optionee's embezzlement of funds of the Company; or (iii) the Optionee's material breach of the terms and conditions of his engagement with the Company and/or any appendix attached thereto, which, to the extent such breach is curable, was not cured during a period of 7 days from a written notice sent to the Optionee; (iv) The Optionee’s intentional harmful conduct caused grave injury to the Company, monetarily or otherwise; or (v) any case of dismissal under circumstances which justify dismissal without severance pay fully or partly, according to the Israeli Law.

(c)Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the unvested portion of the Option shall immediately expire and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the unvested portion of the Option shall immediately expire and the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)Buyout Provisions. The Administrator may at any time, if permitted under Applicable Laws, offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.Adjustments Upon Changes in Capitalization or Merger.

(a)Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per Share of each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a shares split, reverse shares split, shares dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)Expiration of Options upon Dissolution, Liquidation or Merger/Sale. In the event of the proposed dissolution or liquidation of the Company or Merger/Sale transaction, the Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)Merger or Asset Sale. In the event of a Merger/Sale, the Option shall be considered assumed if, following the Merger/Sale, the option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the Merger/Sale, the consideration (whether shares, cash, or other securities or property) received in the Merger/Sale by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger/Sale is not comprised solely of ordinary shares (or their equivalent) of the successor company or its Parent, the Administrator may, with the consent of the successor, determine that the consideration to be received upon the exercise of the Option, for each Share of Optioned Shares, shall be comprised solely of ordinary shares (or their equivalent) of the successor company or its Parent, equal in fair market vale to the per Share consideration received in such Merger/Sale. the Administrator shall have the sole and discretion to take any action in connection with any of the then outstanding Option, including but not limited to determine that such outstanding Options shall be assumed or substituted (as described below), or shall terminate and expire immediately upon the consummation of such Merger/Sale if such Options, to the extent already vested by such time, have not been exercised prior to such date, all as shall be determined by the Administrator and notified to the Optionees. Unless otherwise determined by the Administrator, if, at the time of Merger/Sale, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall expire immediately upon the consummation of such Merger/Sale.

(d)Notwithstanding anything herein to the contrary, if prior to the date on which the ordinary shares of the Company are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, all or substantially all of the Shares of the Company are to be sold, or exchanged for securities of another company, in each case pursuant to an agreement with an acquirer, then each holder of Shares shall be obliged to sell or exchange, as the case may be, any Shares such holder purchased under the Plan, in accordance with the instructions issued by the Administrator in connection with such transaction, whose determination shall be final.

12.Date of Grant. Subject to Applicable Laws, the Date of Grant shall, for all purposes, be subsequent to the adoption of the Plan by the Board and shall be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

13.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall materially impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.Conditions Upon Issuance of Shares.

(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares or any other representation if, in the opinion of counsel for the Company, such a representation is required.

15.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.Board and Shareholder Approval. The Plan shall be adopted by the Board, and shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such approvals shall be obtained in the manner and to the degree required under Applicable Laws.

18.Tax Consequences. Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company or its affiliates or the Optionee) hereunder, shall be borne solely by the Optionee. The Company or its affiliates shall withhold taxes according to the requirements under the Applicable Laws.

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